  EXHIBIT 99.1

Lakeland Industries, Inc. Reports Fiscal 2023Third Quarter Financial Results

Net sales of $28.4 million and gross margin of 43.3%

HUNTSVILLE, AL / ACCESSWIRE / December 8, 2022 / Lakeland Industries, Inc. (NASDAQ:LAKE) (the "Company" or "Lakeland"), a leading global manufacturer of protective clothing for industry, healthcare and first responders on the federal, state and local levels, today announced financial results for its fiscal 2023 third quarter ended October 31, 2022.

Fiscal 2023 Third Quarter Financial Results Highlights

•	Net sales of $28.4 million, up 0.7% sequentially

•	Gross margin was 43.3%, above the Company’s long-term target threshold of 40% and up from 41.3% in 2Q23

•	Net income of $1.4 million or $0.19 per basic common share in 3Q23

•	Adjusted earnings before interest, taxes, depreciation, and amortization (Adjusted EBITDA)* of $3.0 million in 3Q23, compared to $2.5 million in 2Q23

•	Completed $2.3 million of share repurchases during the quarter and announced new $5 million share repurchase program subsequent to quarter end

•	Currency headwinds of $1.6 million, due primarily to fluctuation in the Chinese yuan and Argentine peso

•	Completed acquisition of Eagle Technical Products subsequent to quarter end, enhancing Lakeland’s product portfolio and sales channels

“We are pleased to have delivered another quarter of sequential revenue improvement, driven primarily by volume growth, and strong profitability with a gross margin of over 43%,” said Charles D. Roberson, President and Chief Executive Officer of Lakeland Industries. “We believe our third quarter results highlight the resilience of our business, as broader global industrial markets remain pressured outside of North America. Specific elements of our model, primarily the shift of human and technical assets, as well as the continued execution of our global manufacturing footprint strategy, have helped enhance our results in this post-COVID environment as disposable and non-disposable demand return to more normal patterns. Going forward, we are confident that we will continue to grow revenue and maintain a high level of profitability amid various challenging economic circumstances.”

Roberson concluded, “Subsequent to the quarter’s end, we announced the acquisition of Eagle Technical Products in early December. This opportunity will allow Lakeland to significantly enhance its global offerings, particularly in the fast growing and higher margin area of fire service protective clothing, as well as to significantly enhance our market presence and visibility in important growth markets in the Middle East and Southeast Asia going forward. With the COVID-19 pandemic now fully behind us from a customer demand standpoint, our strong product portfolio, end market and geographic diversity, financial strength, and continued focus on operational efficiency, give us confidence that we will deliver our previously stated growth 3-5-year targets.”

* Non-GAAP financial measures exclude charges or gains relating to deferred tax adjustments and discrete tax items.  EBITDA, Adjusted EBITDA and non-GAAP net income are non-GAAP financial measures.  Reconciliations are provided in the tables of this press release.

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Fiscal 2023 Third Quarter Financial Results

Net sales were $28.4 million for the fiscal 2023 third quarter, as compared to $28.2 million for the fiscal 2023 second quarter and $30.0 million for the fiscal 2022 third quarter. Sales of our fire and high performance product lines increased by $2.5 million reflecting strengthening in the industrial markets.  Sales were negatively impacted by declines in our disposable product line by $4.0 million though we were seeing continued increases in direct container activity in the third quarter. Foreign exchange currency translations negatively impacted sales by approximately $1.6 million in the fiscal third quarter of 2023 as compared with a $0.1 million positive impact in the prior year period.

On a consolidated basis for the fiscal 2023 third quarter, domestic sales were $14.0 million or 49% of total revenues and international sales were $14.4 million or 51% of total revenues. This compares with domestic sales of $11.90 million or 42% of the total and international sales of $16.28 million or 58% of the total in the fiscal 2023 second quarter, while fiscal 2022 third quarter domestic sales were $10.6 million or 35% of total revenues and international sales were $19.4 million or 65% of total revenues.

Gross profit of $12.3 million for fiscal 2023 third quarter increased from $11.6 million in fiscal 2023 second quarter, but decreased from $12.8 million for the same period of the prior year. Gross profit as a percentage of net sales was 43.3% for the fiscal 2023 third quarter as compared with 41.3% for the fiscal 2023 second quarter and 42.5% a year ago. Gross profit performance in the fiscal 2023 third quarter benefited from improving product mix with pricing power, lower freight rates, and increased sales of direct containers.

Lakeland reported operating profit of $2.2 million for the fiscal 2023 third quarter, as compared to $1.8 million for the fiscal 2023 second quarter, and $4.2 million for the fiscal 2022 third quarter. Operating income continues to be negatively impacted by the unstable currency environment, particularly the Chinese yuan.  Currency fluctuations negatively impacted operating income by $0.8 million in the fiscal 2023 third quarter as the US Dollar continued to strengthen.  Operating expenses in the fiscal 2023 third quarter also included $0.2 million in severance costs associated with staffing adjustments.  Operating margins were 7.8% for the fiscal 2023 third quarter, up from 6.4% for the fiscal 2023 second quarter and down from 14.1% for the third quarter of the prior fiscal year.

The Company reported net income of $1.4 million or $0.19 per basic and $0.19 per diluted share for the fiscal 2023 third quarter, compared with a net loss of $0.9 million or ($0.11) per basic share and ($0.11) per diluted share for the fiscal 2023 second quarter and $2.9 million or $0.37 per basic and $0.36 per diluted share in the prior year period.

EBITDA for the fiscal 2023 third quarter was $2.6 million, compared with $2.1 million for the fiscal 2023 second quarter and $4.7 million in the prior year period. Adjusted EBITDA for the fiscal 2023 third quarter was $3.0 million, compared with $2.5 million for the fiscal 2023 second quarter and $5.1 million in the prior year period.

Lakeland ended the quarter with cash and cash equivalents of approximately $34.9 million and the $25.0 million revolving credit facility had no borrowings as of October 31, 2022, as the Company continues to have no debt.

During the fiscal 2023 third quarter, the Company repurchased approximately $2.3 million worth of common stock under its stock repurchase program. At October 31, 2022, approximately $0.4 million was available to the Company for the repurchase of its outstanding common stock. Additionally, subsequent to quarter end, the Company's Board of Directors approved a new stock repurchase program for the repurchase of up to $5 million of its outstanding common stock. This new program will become effective upon exhaustion of the current program.

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“During the fiscal third quarter, Lakeland continued to execute on its strategic initiatives, which include manufacturing rationalization, cost structure rationalization, and targeted resource allocation,” said Lakeland Chief Operating and Financial Officer, Allen E. Dillard. “Specifically, we continued the build out of our higher-value product capabilities at our Mexico, Vietnam, and India facilities, which further emphasizes increased margin and less commoditized products in targeted markets.”

“Looking ahead, our teams will look to decrease inventory levels as part of our efforts to grow in higher-value product categories, beginning next quarter. Additionally, while broader channel inventory levels have improved slightly, they did not moderate as much as originally expected and remain elevated. While certain pricing levers may be used to accelerate this effort, they will be highly targeted and recoverable.”

Dillard concluded, “We continued to repurchase shares during the quarter and repurchased an additional $2.3 million of stock, which leaves approximately $0.4 million under our current authorization. Subsequent to quarter end, our Board of directors authorized a new stock repurchase program under which Lakeland may repurchase up to $5 million of its outstanding common stock. The extension of this program will provide us the flexibility to execute on our balanced capital allocation strategy.”

Financial Results Conference Call

Lakeland will host a conference call at 4:30 pm eastern time today to discuss the Company’s fiscal 2023 third quarter financial results. The conference call will be hosted by Charles D. Roberson, President and Chief Executive Officer, and Allen E. Dillard, Chief Operating and Financial Officer.  Investors can listen to the call by dialing 888-506-0062 (Domestic) or 973-528-0011 (International), Pass Code 398829. For a replay of this call through December 15, 2022, dial 877-481-4010 (Domestic) or 919-882-2331 (International), Pass Code 47170.

About Lakeland Industries, Inc.

We manufacture and sell a comprehensive line of industrial protective clothing and accessories for the industrial and public protective clothing market. Our products are sold globally by our in-house sales teams, our customer service group, and authorized independent sales representatives to a network of over 1,600 global safety and industrial supply distributors. Our authorized distributors supply end users, such as integrated oil, chemical/petrochemical, automobile, transportation, steel, glass, construction, smelting, cleanroom, janitorial, pharmaceutical, and high technology electronics manufacturers, as well as scientific, medical laboratories and the utilities industry. In addition, we supply federal, state and local governmental agencies and departments, such as fire and law enforcement, airport crash rescue units, the Department of Defense, the Department of Homeland Security and the Centers for Disease Control. Internationally, we sell to a mixture of end users directly, and to industrial distributors depending on the particular country and market. In addition to the United States, sales are made into more than 50 foreign countries, the majority of which were into China, countries within the European Economic Community ("EEC"), Canada, Chile, Argentina, Russia, Kazakhstan, Colombia, Mexico, Ecuador, India, Uruguay and countries within Southeast Asia.

For more information concerning Lakeland, please visit the Company online at www.lakeland.com.

Contacts

Lakeland Industries, Inc.

256-445-4100

Allen Dillard

aedillard@lakeland.com

Alpha IR Group

312-445-2870

Robert Winters or Stephen Poe

LAKE@alpha-ir.com

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“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995

This press release contains estimates, predictions, opinions, goals and other "forward-looking statements" as that phrase is defined in the Private Securities Litigation Reform Act of 1995.  Such statements include, without limitation, references to the Company's predictions or expectations of future business or financial performance as well as its goals and objectives for future operations, financial and business trends, business prospects, and management's expectations for earnings, revenues, expenses, inventory levels, capital levels, liquidity levels, or other future financial or business performance, strategies or expectations. All statements, other than statements of historical facts, which address Lakeland's expectations of sources or uses for capital or which express the Company's expectation for the future with respect to financial performance or operating strategies can be identified as forward-looking statements. Forward-looking statements involve risks, uncertainties and assumptions as described from time to time in press releases and Forms 8-K, registration statements, quarterly and annual reports and other reports and filings filed with the Securities and Exchange Commission or made by management. As a result, there can be no assurance that Lakeland's future results will not be materially different from those described herein as "believed," "projected," "planned," "intended," "anticipated," "can," "estimated" or "expected," or other words which reflect the current view of the Company with respect to future events. We caution readers that these forward-looking statements speak only as of the date hereof. With respect to our previously stated three-to-five year goals of core market growth, gross margin levels, and free cash flow generation, such metrics are goals, not projections or guidance, and are subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the control of the Company and its management; actual results will vary and those variations may be material. The Company hereby expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statements to reflect any change in the Company's expectations or any change in events, conditions or circumstances on which such statement is based, except as may be required by law.

Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with Generally Accepted Accounting Principles (GAAP), the Company uses the following non-GAAP financial measures in this press release: EBITDA, Adjusted EBITDA, non-GAAP net income, and non-GAAP basic and diluted earnings per share. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. The Company uses these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. The Company believes that these measures provide useful information about operating results, enhance the overall understanding of past financial performance and future prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making. The non-GAAP financial measures used by the Company in this press release may be different from the methods used by other companies.

For more information on the non-GAAP financial measures, please see the Reconciliation of GAAP to non-GAAP Financial Measures tables in this press release.  These accompanying tables include details on the GAAP financial measures that are most directly comparable to non-GAAP financial measures and the related reconciliations between these financial measures.

For more information on the non-GAAP financial measures, please see the Reconciliation of GAAP to non-GAAP Financial Measures tables in this press release.  These accompanying tables include details on the GAAP financial measures that are most directly comparable to non-GAAP financial measures and the related reconciliations between these financial measures.

(Financial Tables Follow)

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LAKELAND INDUSTRIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

(000’s except for share information)

	October 31,	January 31,
	2022	2022
ASSETS
Current assets
Cash and cash equivalents	$34,949	$52,719
Accounts receivable, net of allowance for doubtful accounts of $758 and $666 at October 31, 2022 and January 31, 2022, respectively	16,675	14,771
Inventories	57,195	47,711
Prepaid VAT and other taxes	1,781	1,675
Other current assets	3,628	3,770
Total current assets	114,228	120,646
Property and equipment, net	8,620	8,714
Operating leases right-of-use assets	4,573	5,296
Deferred tax assets	2,083	2,072
Other assets	1,399	1,361
Investments	5,513	2,704
Total assets	$136,416	$140,793
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$6,455	$5,855
Accrued compensation and benefits	2,960	3,225
Other accrued expenses	1,842	1,372
Income tax payable	461	321
Current portion of operating lease liabilities	1,023	1,242
Total current liabilities	12,741	12,015
Deferred income taxes	1,804	----
Long-term portion of operating lease liabilities	3,100	3,678
Total liabilities	17,645	15,693
Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.01 par; authorized 1,500,000 shares (none issued)	----	—
Common stock, $0.01 par; authorized 20,000,000 shares Issued 8,650,580 and 8,555,672; outstanding 7,319,886 and 7,615,967 at October 31, 2022 and January 31, 2022, respectively	87	86
Treasury stock, at cost; 1,330,694 and 939,705 shares at October 31, 2022 and January 31, 2022, respectively	(19,646)	(14,206)
Additional paid-in capital	78,162	77,826
Retained earnings	64,582	62,892
Accumulated other comprehensive loss	(4,414)	(1,498)
Total stockholders' equity	118,771	125,100
Total liabilities and stockholders' equity	$136,416	$140,793

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LAKELAND INDUSTRIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF operations

(UNAUDITED)

($000’s except for share and per share information)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2022	2021	2022	2021
Net sales	$28,387	$30,032	$83,849	$91,590
Cost of goods sold	16,083	17,262	48,862	51,184
Gross profit	12,304	12,770	34,987	40,406
Operating expenses	10,082	8,544	29,522	25,483
Operating profit	2,222	4,226	5,465	14,923
Other income (expense), net	(72)	(1)	(140)	(14)
Interest expense	(4)	(2)	(25)	(7)
Income before taxes	2,146	4,223	5,300	14,902
Income tax expense	715	1,327	3,610	4,036
Net income	$1,431	$2,896	$1,690	$10,866
Net income per common share:
Basic	$0.19	$0.37	$0.22	$1.37
Diluted	$0.19	$0.36	$0.22	$1.34
Weighted average common shares outstanding:
Basic	7,514,725	7,849,591	7,600,272	7,942,162
Diluted	7,704,695	7,998,965	7,787,662	8,095,025

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LAKELAND INDUSTRIES, INC. AND SUBSIDIARIES

Operating Results ($000’s)

Supplemental Information

	Three Months Ended October 31,		Nine Months Ended October 31,
	2022	2021	2022	2021

Net sales	$28,387	$30,032	$83,849	$91,590
Year over year change	(5.5)%	(27.5)%	(8.5)%	(25.0)%
Gross profit	12,304	12,770	34,987	40,406
Gross profit %	43.3%	42.5%	41.7%	44.1%
Operating expenses	10,082	8,544	29,522	25,483
Operating expenses as a percentage of sales	35.5%	28.4%	35.2%	27.8%
Operating profit	2,222	4,226	5,465	14,923
Operating income as a percentage of sales	7.8%	14.1%	6.5%	16.3%
Interest expense	(4)	(2)	(25)	(7)
Other income (expense), net	(72)	(1)	(140)	(14)
Income before taxes	2,146	4,223	5,300	14,902
Income tax expense	715	1,327	3,610	4,036
Net income	$1,431	$2,896	$1,690	$10,866
Weighted average shares for EPS-Basic	7,515	7,850	7,600	7,942
Net income per share	$0.19	$0.37	$0.22	$1.37
Operating profit	$2,222	$4,226	$5,465	$14,923
Depreciation and amortization	391	430	1,370	1,470
EBITDA	2,613	4,656	6,835	16,393
Equity compensation	351	418	1,141	1,025
Adjusted EBITDA	$2,964	$5,074	$7,976	$17,418

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LAKELAND INDUSTRIES, INC. AND SUBSIDIARIES

Operating Results ($000’s)

(Unaudited)

Reconciliation of GAAP Results to Non-GAAP Results

	Three Months Ended October 31,		Nine Months Ended October 31,
	2022	2021	2022	2021

Net income to EBITDA
Net income	$1,431	$2,896	$1,690	$10,866
Interest	4	2	25	7
Taxes	715	1,327	3,610	4,036
Depreciation and amortization	391	430	1,370	1,470
Other income (expense)	(72)	(1)	(140)	(14)
EBITDA	$2,613	$4,656	$6,835	$16,393
EBITDA to Adjusted EBITDA
(excluding non-cash expenses)

EBITDA	$2,613	$4,656	$6,835	$16,393
Equity compensation (1)	$351	$418	$1,141	$1,025
Adjusted EBITDA	$2,964	$5,074	$7,976	$17,418

	Three Months Ended October 31,		Nine Months Ended October 31,
	2022	2021	2022	2021
GAAP Net income	$1,431	$2,896	$1,690	$10,866

Adjustments:
Adjustments for taxes (2)	---	---	1,818	---

Non-GAAP Net income	$1,431	$2,896	$3,508	$10,866

GAAP Net income per share - basic:	$0.19	$0.37	$0.22	$1.37
Adjustments for taxes (2)	---	---	0.24	---
Non-GAAP Net income per share: -basic	$0.19	$0.37	$0.46	$1.37

GAAP Net income per share - diluted:	$0.19	$0.36	$0.22	$1.34
Adjustments for taxes (2)	---	---	0.23	---
Non-GAAP Net income per share: -diluted	$0.19	$0.36	$0.45	$1.34

Weighted average common shares outstanding:
Basic	7,514,725	7,849,591	7,600,272	7,942,162
Diluted	7,704,695	7,998,965	7,787,662	8,095,025

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The financial data above includes non-GAAP financial measures, including EBITDA, adjusted EBITDA, non-GAAP net income, and non-GAAP basic and diluted earnings per share. Management excludes from EBITDA and adjusted EBITDA all expenses for interest, taxes, depreciation, and amortization. For adjusted EBITDA management also excludes equity compensation, and for non-GAAP net income management excludes discrete adjustments for taxes, as more fully described below.

Management excludes these items principally because such charges or benefits are not directly related to the Company’s ongoing core business operations. We use such non-GAAP measures in order to (1) make more meaningful period-to-period comparisons of the Company’s operations, both internally and externally, (2) guide management in assessing the performance of the business, internally allocating resources and making decisions in furtherance of Company’s strategic plan, (3) provide investors with a better understanding of how management plans and measures the business. The material limitations to management’s approach include the fact that the charges, benefits and expenses excluded are nonetheless charges, benefits and expenses required to be recognized under GAAP and, in some cases, consume cash which reduces the Company’s liquidity. Management compensates for these limitations primarily by reviewing GAAP results to obtain a complete picture of the Company’s performance and by including a reconciliation of non-GAAP results to GAAP results in its earnings releases. Non-GAAP financial measures are not alternatives for measures of financial performance prepared in accordance with GAAP and may be different from similarly titled non-GAAP measures presented by other companies, limiting their usefulness as comparative measures.

Additional information regarding the adjustments is provided below.

(1)	Adjustments for Equity Compensation, which consist of non-cash expenses for the grant of equity awards.

(2)

Adjustments for Taxes, which consist of the tax effects of the various adjustments that we exclude from our non-GAAP measures, and adjustments related to deferred tax and discrete tax items.  Including these adjustments permits more accurate comparisons of the Company's core results with those of its competitors.  In Q2FY 23 the Company changed its permanent reinvestment assertions for our Chinese operations during the second quarter due to increased volatility of the Chinese yuan and an updated evaluation of investment strategies.  The Company recorded $2 million in withholding taxes for a planned repatriation during FY23.  In Q1 FY23, the Company recorded deferred tax benefits of $0.2 million related to accruals for China social taxes based on our evaluation of the deductibility of these items.

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